Exhibit 21.1

SUBSIDIARIES OF QUEST SOFTWARE, INC.

Name	Jurisdiction Of Organization
1397639 Ontario Ltd.	Ontario, Canada
881229 Alberta Ltd.	Alberta, Canada
Fastlane Technologies (UK) Limited	United Kingdom
Fastlane Technologies Corporation	Delaware
Active Concepts Pty, Ltd.	Australia
Active Concepts, Inc.	California
Fresh Dew Investments Limited	British Virgin Islands
Murecia Investments Limited	British Virgin Islands
Quest Software France SARL	France
Quest Software (UK) Ltd.	United Kingdom
Quest Software Pty., Ltd.	Australia
Q.S.I. Quest Software Israel Limited	Israel
Quest Software Company Limited	Ireland
Quest Software International Limited	Ireland
Quest Software GmbH	Germany
Quest Holding Company, LLC	California
Quest Softair, Inc.	California
Quest Software, Ltda	Brazil
Quest Software Spain SL	Spain
Quest Software Mexico S. de R.L. de C.V.	Mexico
Quest Software Nederland B.V.	Netherlands
Quest Software Norge AS	Norway
Quest Scandinavia AS	Denmark
QSFT Svenska AB	Sweden
Quest Software Switzerland Gmbh	Switzerland
Quest Software Belgium	Belgium
Quest Software Java Support Centre B.V.	Netherlands
Safari Limited Partnership	Canada
Quest Software Canada	Canada
eCritical Incorporated	California
QSI Development Corporation	Delaware
Quest Acquisition Corporation	California
Quest Software K.K.	Japan
Quest Software Sales Sdn Bhd	Malaysia
Quest Software Singapore Pte LTD	Singapore
Quest Software Limited	Hong Kong
Quest Software Korea LTD	Korea
QSFT India Private Limited	India
Aelita Software Corporation	Delaware
Aelita Software Limited	United Kingdom
Lecco Technology (Canada) Inc.	Canada
Lecco Technology (UK) Limited	United Kingdom
Lecco Technology (USA), Inc.	Delaware
Quest Software Italia – S.R.L. Unipersonale	Italy
Quest Software Greater China Limited	Hong Kong
Quest Software Beijing Company Limited	China
Quest Software (Zhuhai) Limited	China
Quest Software Public Sector, Inc.	Delaware
Vintela, Inc.	Utah

Name	Jurisdiction Of Organization
Vintela Pty. Ltd.	Australia
Vintela Australia Pty. Ltd.	Australia
Wedgetail Communications Incorporated	Delaware
Imceda Software, Inc.	Delaware
Imceda Technologies Pty. Ltd.	Australia
Imceda Software Australia Pty. Ltd.	Australia
DB Associates IT Pty. Ltd.	Australia
Quest Software New Zealand Limited	New Zealand
Charonware s.r.o.	Czech Republic
Magnum Technologies, Inc.	Minnesota
Invirtus, Inc.	Delaware
ScriptLogic Corporation	Delaware
ScriptLogic UK Ltd.	United Kingdom
ScriptLogic Australia Pty. Ltd.	Australia
Vizioncore, Inc.	Illinois
PassGo Technologies Ltd.	United Kingdom
PassGo Technologies Trustees Ltd.	United Kingdom
VirtualFabrix, Inc.	California
NetPro Computing, Inc.	Delaware
NetPro Europe, Inc.	Arizona
NetPro Engineering, Inc.	Arizona
NetPro Computing France, Inc.	Arizona
NetPro Computing Canada, Inc.	Arizona
NetPro Computing Germany, Inc.	Arizona
NetPro Computing UK, Inc.	Arizona
Safari I, Inc.	Delaware
Safari II, Inc.	Delaware
PacketTrap Networks, Inc.	Delaware
Messagewise, Inc.	Ontario, Canada